SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2009

First Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17122	57-0866076
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

34 Broad Street, Charleston, South Carolina		29401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (843) 529-5933

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2009, the Board of Directors of First Financial Holdings, Inc. (the “Company”) adopted certain amendments to the Bylaws as recommended by the Corporate Governance Committee of the Board of Directors.  A copy of the amended Bylaws is attached as Exhibit 3.1

The amendment in Article I, states the location of the home office of First Financial Holdings shall be 2440 Mall Drive, Charleston, in the County of Charleston, in the State of South Carolina.  Previously the address location was 34 Broad Street, in the County of Charleston, in the State of South Carolina.

The amendment in Article III, Section 4, states a regular meeting of the board of directors shall be held without further notice than by this Bylaw at the next meeting of the board of directors held following the annual meeting of the shareholders.

The amendment in Article V, Section 2, states the officers of the Corporation shall be elected annually by the board of directors at the next meeting of the board of directors held following the annual meeting of the shareholders.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

3.1	Bylaws of the Company, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

DATE: November 25, 2009	By:	/s/ R. Wayne Hall
R. Wayne Hall
Executive Vice President and Chief Financial Officer